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                      (PRICEWATERHOUSECOOPERS LETTERHEAD)




                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-38236, 333-38250, 333-38258, 333-47326)
of Krispy Kreme Doughnuts, Inc. of our report dated March 8, 2001 except as to the last paragraph of Note 1 for which the date is March 19, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 8, 2001 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Greensboro, North Carolina
April 26, 2001